CONTACT:  Tandycrafts, Inc.
                                   Leo Taylor (817) 551-9600
                                   or
                                   Brian Edwards, Jeff Lambert
FOR IMMEDIATE RELEASE              Lambert, Edwards & Associates, Inc.
                                   (616) 233-0500 (mail@lambert-edwards.com)


                         TANDYCRAFTS COMPLETES SALE OF
                       CARGO FURNITURE TO PIER 1 IMPORTS

FORT WORTH, Texas, February 23, 2001 - Tandycrafts, Inc. (NYSE: TAC) today announced it has completed the sale of its Cargo Furniture unit to Fort Worth, Texas-based retailer Pier 1 Imports, Inc. (NYSE: PIR) for initial proceeds of approximately $3.4 million. Tandycrafts said it will use the proceeds from the sale to pay down debt.

"The sale of Cargo completes our transition from a diversified consumer products company to a focused leader in the frames and wall decor market," said Michael Walsh, Tandycrafts Chairman and Chief Executive Officer. "This transaction allows us to reduce our working capital needs, pay down debt, and put all our time and resources into building the Pinnacle Art & Frame business. In the near-term, this will include targeted cost reductions, productivity increases and improvements in our operating efficiencies."

Fort Worth, Texas-based Tandycrafts also announced that it has eliminated over 30 positions through attrition or reductions in staff, reflecting the completion of its strategic plan and its transition to a focused frames and wall decor manufacturer and marketer. Tandycrafts also stated that Sheldon Stein had resigned from the board of directors.

Following the completion of the sale of Cargo, Tandycrafts' outstanding balance under its revolving credit facility will be approximately $32.4 million. The Company's current revolving credit facility expires March 31, 2001.

While Tandycrafts continues its efforts to obtain alternative financing, there can be no assurance that the Company will be able to secure such financing on a timely basis. Until the Company completes its refinancing, its liquidity will continue to be limited. Any failure to obtain adequate financing will have a material adverse effect on Tandycrafts' liquidity, operations and financial condition.

Tandycrafts, Inc. (www.tandycrafts.com) is the nation's #2 maker and marketer of frames and wall decor. The Company's products are sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers.


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TANDYCRAFTS/PAGE 2


Statements in this news release which are not purely historical facts are forward looking statements, including statements containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Tandycrafts on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, successful implementation of its strategic plan, the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on the Company, the ability to obtain new financing from other financing sources, the ability to generate positive cash flow from operations and asset sales, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

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